AGREEMENT TO ENGAGE THE PHOENIX GROUP INTERNATIONAL, LLC
                    AS FINANCIAL CONSULTANTS FOR NETTAXI INC.

The Phoenix Group International, LLC ("TPGI" or the "Consultant") hereby submits to Nettaxi, Inc. ("Nettaxi" or the "Company') this Financial Consulting Agreement (the "Agreement") outlining the terms pursuant to which TPGI would be willing to act as Financial Consultants to Nettaxi in the Company's efforts to seek additional business/business relationships that will be of benefit to the Company.

I.     ENGAGEMENT
       ----------
Nettaxi hereby engages and retains TPGI as Financial Consultants to perform the Services (as that term is hereinafter defined) and TPGI hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use its best efforts in providing such Services.

II.  INDEPENDENT  CONTRACTOR
     -----------------------
     TPGI shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

     A. TPGI shall be solely responsible for making all payments to and on behalf of its employees and subcontractors, including those required by law, and Nettaxi shall in no event be liable for any debts or other liabilities of TPGI.

     B. TPGI shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of Nettaxi, and TPGI shall have no power to enter into any agreement on behalf of, or otherwise bind Nettaxi. Without limiting the foregoing, TPGI shall not enter into any contract or commitment on behalf of Nettaxi.

     C. Subject to II D below, TPGI shall not have or be deemed to have, fiduciary obligations or duties to Nettaxi and shall be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as TPGI in its sole, absolute and unfettered discretion, may elect.

     D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of TPGI during the term of this agreement shall conflict with TPGI's obligations under this Agreement or be adverse to Nettaxi's interests during the term of this Agreement.

III. SERVICES
     --------
TPGI agrees to provide the following, hereinafter collectively referred to as the "Services":

     Serve as Financial Consultants for Nettaxi, which shall include, but not be limited to, those activities outlined herein and in the Support Services schedule, attached hereto and hereby incorporated as part of this Agreement as Exhibit B. TPGI shall: a) complete an analysis of Nettaxi's business and industry, and follow with a comprehensive background report that summarizes Nettaxi's corporate and financial profile that shall be distributed to investment professionals and the press, b) issue regular updates of said report, (TPGI shall submit the above referenced report and update to Nettaxi no later than five days prior to the proposed release date for Nettaxi's review of factual content as it relates to Nettaxi and for the general comment(s) of Nettaxi and/or its legal counsel. However, analysis of the Company, industry and market conditions shall be conducted by TPGI in its sole discretion and without bias.) c) coordinate with and offer input to, the Company's Public Relations and Investor Relation Firms in the development of a complete financial public relations program designed to enable Nettaxi to establish its business objectives and broaden recognition of Nettaxi in the financial community in the U.S. and abroad, d) TPGI shall coordinate with the Company's Investor Relations representative(s) to establish a comprehensive mailing list for Nettaxi, and maintain and update the list as necessary, e) utilize its commercially reasonable efforts to meet with and/or arrange management meetings with, "buy-side" traders, analysts and portfolio managers, and f) utilize its commercially reasonable efforts to meet with and/or arrange management meetings with "sell-side" analysts in an effort to secure additional research coverage of Nettaxi.

     A. TPGI acknowledges and agrees that it is being granted non-exclusive rights with respect to the Services to be provided to Nettaxi and that Nettaxi is free to engage other parties to provide services and products similar to those being provided by TPGI hereunder.

     B.   Assist  Nettaxi  in  efforts  to  seek  additional   business/business
          relationships that will be of benefit to Nettaxi.

     C. Introduce Nettaxi to potential underwriters for a secondary underwriting in an amount of Thirty to Fifty Million dollars ($30 - $50,000,000) and advise Nettaxi in their negotiations for the terms and timing of said financing.

     D. Advise Nettaxi and/or any of its affiliates in its negotiations with one or more individuals, firms or entities (the "Candidate(s)") who may have an interest in providing investment capital in the form of bridge financing, private placement financing, media financing, or in pursuing a form of Business Combination with Nettaxi. As used in this Agreement, the term "Business Combination" shall be deemed to mean any form of merger, acquisition, joint venture, licensing agreement, product sales and/or marketing, distribution, combination and/or consolidation, etc. involving Nettaxi and/or any of its affiliates and any other entity.

     E.   BEST  EFFORTS.  TPGI  shall  devote  such time and  effort as it deems commercially reasonable under the circumstances to the affairs of Nettaxi as is reasonable and adequate to render the consulting services contemplated by this agreement. TPGI is not responsible for the performance of any services which may be rendered hereunder without Nettaxi providing the necessary information in writing prior thereto, nor shall TPGI include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of the Certified Public Accountant. TPGI cannot guarantee results on behalf of Nettaxi, but shall pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in Nettaxi's needs, TPGI shall notify Nettaxi and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by Nettaxi in its sole discretion. It is understood that a portion of the compensation paid hereunder is being paid by Nettaxi to have TPGI remain available to advise it on transactions on an as-needed basis.

     F.   In conjunction with the Services, TPGI agrees to:
          1. Make itself available to the officers of Nettaxi at such mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising Nettaxi in the preparation of such reports, summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation ("Documentation") as shall be necessary, in the opinion of TPGI, to properly present Nettaxi to other entities and individuals that could be of benefit to Nettaxi.
          2. Make itself available for telephone conferences with the principal financial sales and/or operating officer(s) of Nettaxi during normal business hours.
          3. Advise Nettaxi's management in corporate finance, structuring the nature, extent and other parameters of any private or other offer(s) to be made to Candidate(s).
          4. Advise Nettaxi management in evaluating proposals and participating in negotiations with Candidate(s).
          5. Advise Nettaxi regarding company operations, staffing, strategy, and other issues related to building shareholder value as Nettaxi may reasonably request, consistent with the provisions of this Agreement.
          6. Provide Nettaxi with monthly reports summarizing TPGI's activities under the terms of this Agreement and its planned activities for the month ahead.

IV.     EXPENSES
        --------
It is expressly agreed and understood that each party shall be responsible for its own normal and reasonable out-of-pocket expenses which shall include: accounting, long distance communication, and the printing and mailing of materials, except as outlined in Exhibit B hereto.

V.     COMPENSATION
       ------------
In consideration for the Services, Nettaxi agrees that TPGI shall be entitled to compensation as follows:

     A.   Nettaxi shall grant and deliver to TPGI an Option to purchase:

          1. 35,000 shares of Nettaxi at $(the closing bid price on the date of Agreement of terms)
          2. 22,500 shares of Nettaxi at $ (150% of the closing bid price on the date of Agreement of terms)
          3. 22,500 shares of Nettaxi at $ (200% of the closing bid price on the date of Agreement of terms)
          4. 22,500 shares of Nettaxi at $ (250% of the closing bid price on the date of Agreement of terms)
          5. 22,500 shares of Nettaxi at $ (300% of the closing bid price on the date of Agreement of terms)

     The Option shall be valid for a period of twenty-four (24) months from the date hereof and the shares underlying the Option shall carry piggyback registration rights.

     B. If, at any time during the term of this Agreement Nettaxi obtains any financing from any of the entities, affiliations or persons TPGI, its employees or former employees, agents, representatives advisors, or consultants introduces to Nettaxi, Nettaxi will pay a finder's fee to TPGI. This fee shall be subject to the approval the Board of Directors and shall be negotiated in good faith by both parties and shall be consistent with commercially reasonable industry practice.

VI.  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS SEC & LEGAL  COMPLIANCE.  TPGI
     --------------------------------------------------------------------
     hereby represents that it has in place policies and procedures relating to, and addressing, with the commercially reasonable intent to ensure compliance with, applicable securities laws, rules and regulations, including, but not limited to:

          1.   The  use,  release  or  other   publication  of   forward-looking
               statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act

          2. Disclosure requirements outlined in Section 17B of the Exchange Act regarding the required disclosure of the nature and terms of TPGI's relationship with Nettaxi in any and all TPGI literature or other communication(s) relating to Nettaxi, including, but not limited to: Research Reports, Press Releases, Publications on TPGI's website, letters to investors and telephone or other personal communication(s) with potential or current investors.

          TPGI further acknowledges that by the very nature of its relationship with Nettaxi it will, from time to time, have knowledge of or access to material non-public information (as such term is defined by the Exchange Act) TPGI hereby agrees and covenants that:

          1. TPGI will not make any purchases or sales in the stock of Nettaxi based on such information.

          2. TPGI will utilize its commercially reasonable efforts to safeguard and prevent the dissemination of such information to third parties unless authorized in writing by Nettaxi to do so as may be necessary in the performance of its Services under this Agreement.

          3. TPGI will not, in any way, utilize or otherwise include such information, in actual form or in substantive content, in its analysis for, preparation of or release of any TPGI literature or other communication(s) relating to Nettaxi, including, but not limited to: Research Reports, Press Releases, Publications on TPGI's website, letters to investors and telephone or other personal communication(s) with potential or current investors.

     B.   EXECUTION. The execution,  delivery and performance of this Agreement,
          ---------
          in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either Nettaxi or TPGI is a party or by which either entity may be bound or affected.

     C.   NON-CIRCUMVENTION.   Nettaxi   hereby   irrevocably   agrees   not  to
          -----------------
          circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any corporation, partnership or individual introduced by TPGI to Nettaxi, in connection with any project, any loans or collateral, or other transaction involving any products, transfers or services, or addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof.

     D.   TIMELY  APPRISALS.  Nettaxi  shall  use  its  commercially  reasonable
          -----------------
          efforts to keep TPGI up to date and apprised of all business, market and legal developments related to Nettaxi and its operations and management.

          1. Accordingly, Nettaxi shall provide TPGI with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements.
          2. Nettaxi shall promptly notify TPGI of all new contracts, agreements, joint ventures or filings with any state, federal or local administrative agency, including without limitation the SEC, NASD or any state agency, and shall provide all related documents, including copies of the exact documents filed, to TPGI, including without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to TPGI.
          3. Nettaxi shall also provide directly to TPGI current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by Nettaxi in the normal course of its business and requested by TPGI from time to time.
          4. TPGI shall keep all documents and information supplied to it hereunder confidential as described in the section below titled, "CONFIDENTIAL DATA".

     E.   CORPORATE  AUTHORITY.  Both Nettaxi and TPGI have full legal authority
          --------------------
          to enter into this Agreement and to perform the same in the time and manner contemplated.

     F. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

     G. Nettaxi will cooperate with TPGI, and will promptly provide TPGI with all pertinent materials and requested information in order for TPGI to perform its Services pursuant to this Agreement.

     H. When delivered, the shares of Nettaxi's Common Stock shall be duly and validly issued, fully paid and non-assessable.

     I. Nettaxi acknowledges and understands that TPGI is not a broker-dealer and Nettaxi may be required to pay additional underwriting fees in connection with any offerings, underwritings or financings to the appropriate underwriter and/or funding entity in addition to any fees paid to TPGI.

     J. TPGI represents and warrants to Nettaxi that a) it has the experience and ability as may be necessary to perform all the required Services with a high standard of quality, b) all Services will be performed in a workmanlike and professional manner, and c) all individuals it provides to perform the Services will be appropriately qualified and subject to appropriate agreements concerning the protection of trade secrets and confidential information of Nettaxi which such persons may have access to over the term of this Agreement

     K. Nettaxi also agrees to enter into such additional agreements, sign such additional documents, and provide such additional certifications and documentation as may be requested by TPGI, the Escrow Agent, the Placement Agent, Underwriter or such other parties related to the obtaining of capital for Nettaxi on such terms as may be acceptable to Nettaxi and TPGI.

     L. Until termination of the engagement, Nettaxi will notify TPGI promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of Nettaxi.

     M. Nettaxi also agrees to provide on a monthly basis, a summary of current shareholders of Nettaxi's stock, and shall deliver monthly Depository Trust Corporation (DTC) shareholder summary sheets, or other such information as requested by TPGI to be delivered to TPGI within seven (7) days.

VII. TERM AND TERMINATION The term of this Agreement shall be two years from the
     --------------------
     date of execution.

VIII. CONFIDENTIAL DATA
      -----------------

     A. TPGI shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of Nettaxi, obtained by TPGI as a result of its engagement hereunder, unless authorized, in writing by Nettaxi. TPGI represents and warrants that it has established appropriate internal procedures for protecting the trade secrets and confidential information of Nettaxi, including, without limitation, restrictions on disclosure of such information to employees and other persons who may be engaged in rendering services to any person, firm or entity which may be competitor of Nettaxi.

     B. Nettaxi shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of TPGI, obtained as a result of its engagement hereunder, unless authorized, in writing, by TPGI.

     C. TPGI shall not be required in the performance of its duties to divulge to Nettaxi, or any officer, director, agent or employee of Nettaxi, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of Nettaxi) which TPGI may have or be able to obtain other than as a result of the relationship established by this Agreement.

IX.  OTHER MATERIAL TERMS AND CONDITIONS:
     -----------------------------------

     A.   INDEMNITY. The parties hereto agree to provide indemnification to each
          ---------
          other according to the provisions attached hereto as Exhibit A (the "Indemnification Provisions").

     B.   PROVISIONS. Neither termination nor completion of the assignment shall
          ----------
          affect the provisions of this Agreement, and the Indemnification Provisions which are incorporated herein, which shall remain operative and in full force and effect.

     C.   ADDITIONAL  INSTRUMENTS.  Each of the parties shall from time to time,
          -----------------------
          at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

     D.   ENTIRE  AGREEMENT.  Each of the  parties  hereby  covenants  that this
          -----------------
          Agreement, together with the exhibits attached hereto as earlier referenced, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

     E.   LAWS OF THE STATE OF CALIFORNIA.  This Agreement shall be deemed to be
          -------------------------------
          made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of California, irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the District or County Court of San Francisco County, California, or the United States District Court for the District of California, and further agree and consent that personal service or process in any such action or proceeding outside of the State of California and San Francisco County shall be tantamount to service in person within San Francisco County, California and shall confer personal jurisdiction and venue upon either of said Courts.

     F.   ASSIGNMENTS.  The  benefits  of  the  Agreement  shall  inure  to  the
          -----------
          respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of Nettaxi under this Agreement may not be assigned or delegated without the prior written consent of TPGI, and any such purported assignment shall be null and void. Notwithstanding the foregoing, TPGI may assign any portion of its Compensation as outlined herein to its employees, affiliates, sub-contractors or subsidiaries in its sole discretion.

     G.   ORIGINALS.   This   Agreement   may  be  executed  in  any  number  of
          ---------
          counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

     H.   ADDRESSES  OF  PARTIES.  Each party  shall at all times keep the other
          ----------------------
          informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

     I.   NOTICES.  All notices that are required to be or may be sent  pursuant
          -------
          to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the addresses appearing herein, and shall count from the date of mailing or the validated air bill.

     J.   MODIFICATION  AND  WAIVER.  A  modification  or  waiver  of any of the
          -------------------------
          provisions of this Agreement shall be effective only if made in writing and -- - executed with the same formality as this Agreement. The failure of any party to -- insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

     K.   INJUNCTIVE RELIEF.  Solely by virtue of their respective  execution of
          -----------------
          this Agreement and in consideration for the mutual covenants of each other, Nettaxi and TPGI hereby agree, consent and acknowledge that, in the event of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the District or County Court of San Francisco County, State of California or the United States District Court for the District of California without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity. For the purposes of this Agreement, each party hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies, the non-breaching party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain a permanent injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the other party from circumventing the express written intent of the parties as enumerated in this Agreement.

     L.   ATTORNEY'S  FEES. If any  arbitration,  litigation,  action,  suit, or
          ----------------
          other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.


If you are in agreement with the foregoing, please execute and return one copy of this letter to the undersigned. Thank you. We look forward to working with you.

APPROVED  AND  AGREED:

The Phoenix Group International, LLC.        Nettaxi,  Inc.


__________________________                   /s/  Robert  Rositano,  Jr.
                                             ---------------------------
By  Paul  B.  Abramson,  Jr.                 By:
Its  President                               Its:

_____________________                        6/29/99
Date  of  execution                          Date  of  execution